Exhibit 99.1

Mimecast Announces Departure of Ed Jennings and the Appointment of New Chief Revenue Officer, Dino DiMarino

Lexington, MA – September 24, 2019 – Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced the departure of Chief Operating Officer, Ed Jennings who will transition his departure at the end of 2019 to pursue his career goal of leading a technology company. Additionally, Dino DiMarino is promoted to the position of Chief Revenue Officer. Ed will take an active role in supporting both Mimecast and Dino during this transition period.

“I want to thank Ed for his contributions to Mimecast. Ed has brought tremendous value to Mimecast since joining by evolving the growth engine of our business,” said Peter Bauer, chief executive officer and co-founder of Mimecast. “While at Mimecast, he has greatly improved and refined our sales, marketing and services efforts to build a solid culture of performance. As the head of North American Sales, Dino has been the cornerstone of that team. I’m excited to welcome Dino to his new global role and have every confidence in his ability to execute.”

Dino brings more than 15 years of experience building and operating highly effective, customer-focused go-to-market teams across commercial, public sector and enterprise markets. He joined Mimecast in 2016 as a Senior Vice President responsible for all field sales, inside sales and the channel organization for Mimecast North America. The expansion of Mimecast’s go-to-market presence and focus on operational discipline has helped double recurring revenue and customer growth under his leadership. Prior to Mimecast, Dino was the Vice President of Sales for the Americas at RSA, The Security Division of EMC leading a team of over 250 people. During his 12-year career at RSA and EMC, Dino held numerous regional and national sales leadership positions in Canada and the United States. Before joining EMC, Dino worked in numerous sales and business development roles at Dell and Xerox.

“I’m excited for this new phase of my career and will continue to stay close to Mimecast,” said Ed Jennings, chief operating officer at Mimecast. “Dino has demonstrated strong leadership since he joined Mimecast, doubling the number of customers in North America. I look forward to partnering with him during this transition to help ensure his success and that of Mimecast.”

About Mimecast:

Mimecast is a cybersecurity and compliance provider that helps thousands of organizations worldwide make email safer, restore trust and strengthen cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection, to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, compliance risk, human error and technical failure. www.mimecast.com

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the departure of Edward Jennings as Mimecast’s Chief Operating Officer, the appointment of Dino DiMarino as Mimecast’s Chief Revenue Officer and the transition of Mr.

Jennings’ responsibilities, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074